Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Directors Stock Option Plan of LightPath Technologies, Inc. of our report dated August 2, 1996, with respect to the financial statements of LightPath Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                               Ernst & Young LLP
                                               /s/ Ernst & Young LLP

Tucson, Arizona
March 14, 1997